Kona Grill

Investor Relations Contact:
Raphael Gross/Don Duffy
203.682.8200

Kona Grill Updates Fiscal Year 2007 Guidance

SCOTTSDALE—(BUSINESS WIRE)—May 29, 2007—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, today updated its guidance for fiscal year 2007 based upon previously unforeseen delays to its restaurant development schedule, as well as reiterated its prior guidance for the second quarter of 2007.

For fiscal year 2007, the Company now expects revenue of $72 million to $73.5 million compared to previous revenue expectations of $73 million to $75 million. The net loss guidance of $(1.7) million to ($0.4) million, or ($0.29) to ($0.08) per diluted share, including an estimated $0.10 to $0.12 per diluted share impact of stock-based compensation, remains unchanged. The Company currently anticipates opening an additional two new restaurants in fiscal year 2007 in Baton Rouge, LA, and Stamford, CT, both of which are now scheduled to open in the fourth quarter. Locations in Gilbert, AZ; and West Palm Beach, FL, which had previously been expected to open in the fourth quarter of fiscal year 2007, are now expected to open in the first and second quarters of fiscal year 2008, respectively.

For the second quarter of 2007, the Company continues to expect revenue of $18.1 million to $18.6 million and a net loss of ($0.3) million to net profit of $0.1 million, or ($0.05) to $0.02 per diluted share, including an estimated $0.03 to $0.04 per diluted share impact of stock-based compensation.

“Regrettably, it now appears that construction and permitting timetables at our planned Gilbert and West Palm Beach locations have made it unlikely for either of these restaurants to open in late fiscal year 2007, and we therefore deemed it necessary to revise our outlook for the year. Although the development slippage has reduced our fiscal year 2007 revenue outlook by $1 million to $1.5 million, our bottom-line expectations for the twelve-month period remain unchanged. With regard to future development, the slippage of these two restaurants should be additive to the number of 2008 openings we plan to announce later this year. We view these delays as a temporary setback and remain confident in the soundness of our business model, our proven unit economics, and ability to move towards profitability in the near future. The addition of Mark Bartholomay as Senior Vice President of Development on May 16 is expected to improve our ability to manage new restaurant development schedules,” said Marcus E. Jundt, Chief Executive Officer of Kona Grill.

About Kona Grill
Kona Grill owns and operates restaurants in Scottsdale and Chandler, AZ; Denver, CO; Naples, FL; Lincolnshire and Oak Brook, IL; Carmel, IN; Troy, MI; Kansas City, MO; Omaha, NE; Las Vegas, NV; Austin, Dallas, Houston, San Antonio, and Sugar Land (Houston), TX. Kona Grill restaurants offer freshly prepared food, personalized service, and a warm, contemporary ambiance that creates an exceptional, yet affordable, dining experience. Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar.

Forward-Looking Statements
The financial guidance we provide for our second quarter and fiscal year 2007 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include various risk factors set forth in our 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, as well as various risk factors set forth from time to time in our reports filed with the Securities and Exchange Commission.